Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2022, with respect to the consolidated and combined financial statements of Centessa Pharmaceuticals plc and subsidiaries and the Centessa Predecessor Group (consisting of Z Factor Limited, LockBody Therapeutics Ltd, and Morphogen-IX Limited), incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

July 1, 2022